EUR1,800,000,000

                               FACILITY AGREEMENT

                              dated 30 OCTOBER 2001

                                       for

                                 OLIMPIA S.p.A.
                                   as Borrower

                              INTESABCI S.p.A. and
                        UNICREDIT BANCA MOBILIARE S.p.A.
                           as Mandated Lead Arrangers

                               INTESABCI S.p.A and
                        UNICREDIT BANCA MOBILIARE S.p.A.
                                 as Bookrunners

                                       and

                              BANCA DI ROMA S.p.A.
                  acting as Facility Agent, Security Agent and
                           Collateral Monitoring Agent
   ---------------------------------------------------------------------------
                          REVOLVING FACILITY AGREEMENT
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

                                    CONTENTS


CLAUSE                                                                   PAGE

1.     DEFINITIONS AND INTERPRETATION.......................................1
2.     THE FACILITY........................................................16
3.     PURPOSE.............................................................16
4.     CONDITIONS OF UTILISATION...........................................17
5.     UTILISATION.........................................................19
6.     REPAYMENT...........................................................20
7.     PREPAYMENT AND CANCELLATION.........................................20
8.     INTEREST............................................................24
9.     INTEREST PERIODS....................................................25
10.    CHANGES TO THE CALCULATION OF INTEREST..............................25
11.    FEES................................................................27
12.    TAX GROSS UP AND INDEMNITIES........................................27
13.    INCREASED COSTS.....................................................30
14.    OTHER INDEMNITIES...................................................31
15.    MITIGATION BY THE LENDERS...........................................33
16.    COSTS AND EXPENSES..................................................33
17.    REPRESENTATIONS.....................................................34
18.    INFORMATION UNDERTAKINGS............................................37
19.    GENERAL UNDERTAKINGS................................................39
20.    EVENTS OF DEFAULT...................................................43
21.    CHANGES TO THE LENDERS..............................................47
22.    NO ASSIGNMENT BY THE BORROWER.......................................50
23.    ROLE OF THE AGENTS AND THE MANDATED LEAD ARRANGERS..................51
24.    CONDUCT OF BUSINESS BY THE FINANCE PARTIES..........................55
25.    SHARING AMONG THE LENDERS...........................................56
26.    PAYMENT MECHANICS...................................................57
27.    SET-OFF.............................................................59
28.    NOTICES.............................................................59
29.    CALCULATIONS AND CERTIFICATES.......................................61

30.    PARTIAL INVALIDITY..................................................61
31.    REMEDIES AND WAIVERS................................................61
32.    AMENDMENTS AND WAIVERS..............................................61
33.    COUNTERPARTS........................................................62
34.    GOVERNING LAW.......................................................63
35.    ENFORCEMENT.........................................................63
SCHEDULE 1           THE ORIGINAL LENDERS..................................64
SCHEDULE 2           CONDITIONS PRECEDENT..................................65
SCHEDULE 3           REQUESTS..............................................67
SCHEDULE 4           FORM OF TRANSFER CERTIFICATES.........................68
SCHEDULE 5           COLLATERAL RELEASE CERTIFICATE........................73

THIS AGREEMENT is dated 30 October 2001 and is made in London between:

(1)     OLIMPIA S.p.A. (the "Borrower");

(2) INTESABCI S.p.A. and UNICREDIT BANCA MOBILIARE S.p.A. (whether acting individually or together the " Mandated Lead Arrangers");

(3) INTESABCI S.p.A. and UNICREDIT BANCA MOBILIARE S.p.A. as bookrunners of the Facility;

(4) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the "Original Lenders");

(5) BANCA DI ROMA S.p.A. as facility agent of the Lenders (in such capacity, the "Facility Agent");

(6) BANCA DI ROMA S.p.A. as security agent (in such capacity, the "Security Agent"); and

(7) BANCA DI ROMA S.p.A. as collateral monitoring agent (in such capacity, the "Collateral Monitoring Agent").

IT IS AGREED as follows:

                                    SECTION 1

                                 INTERPRETATION

1.       DEFINITIONS AND INTERPRETATION

1.1      Definitions
         In this Agreement:

        <<Acquisition Documents>> means each of the following share purchase agreements:

        (a) the agreements dated 30 July 2001 entered into (i) between Pirelli and Edizione Holding (for the future benefit of the Borrower) and Bell, pursuant to which the Borrower has subsequently purchased, in two tranches 1,552,662,120 shares and 68,409,125 warrants in Olivetti; (ii) between Kallithea s.r.l. (for the future benefit of the Borrower) and Bell, pursuant to which the Borrower has subsequently purchased 50,000,000 shares in Olivetti; and (iii) between Kallithea s.r.l. (for future benefit of the Borrower) and G.P.P. International S.A. (being an Affiliate of Bell), pursuant to which the Borrower has subsequently purchased 97,337,880 shares in Olivetti;

        (b) the agreement dated 9 August 2001 entered into between the Borrower and Pirelli Finance Luxembourg S.A. (being an Affiliate of Pirelli) pursuant to which the Borrower has purchased 130,980,000 shares in Olivetti; and

        (c) the agreement dated 9 August 2001 entered into between the Borrower and Edizione Holding pursuant to which the Borrower has purchased 134,322,250 shares in Olivetti.

        <<Additional Olivetti Collateral>> means any shares or warrants in
        Olivetti or Convertible Bonds that are purchased with the proceeds of a Loan after the date hereof in accordance with Clause 4.3 (Further Conditions Precedent Applicable to Purchases).

        "Agent" means, as the context so requires, the Facility Agent, the Security Agent or the Collateral Monitoring Agent.

        "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

        <<Antonveneta Loan Agreement>> means the EUR180,759,915 loan agreement entered into by the Borrower on 3 October 2001 with Banca Antoniana Popolare Veneta S.c.a.r.l. for the purpose of financing the acquisition of a portion of 1,552,662,120 shares and 68,409,125 warrants in Olivetti.

        "Applicable Collateral Ratio" means:

        (a)     at any time, after the Collateral Reduction Date, 1.75:1.00; and

        (b)     at any other time, 1.20:1.00.

        "Applicable Default Ratio" means at any time, after the Collateral Reduction Date, 1.5:1.0.

        "Applicable Top-up Ratio" means:

        (a)     at any time, after the Collateral Reduction Date, 2.00:1.0; and

        (b)     at any other time, 1.5:1.0.

        "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

        "Availability Period" means the period from and including the date of this Agreement to and including the date falling one Month before the Termination Date.

        "Available Commitment" means a Lender's Commitment minus:

        (a)     the amount of its participation in any outstanding Loans; and

        (b) in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date,

        (c) other than that Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

        "Available Facility" means the aggregate for the time being of each Lender's Available Commitment.

        "Bell" means Bell, S.A. a "societe anonyme" incorporated under Luxembourg law, with its registered office in Luxembourg.

        "Break Costs" means the amount (if any) by which:

        (a) the additional interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

        exceeds:

        (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

        "Bridge Facility" means the EUR1,000,000,000 bridge facility dated 3 October 2001 granted to the Borrower by IntesaBci S.p.A. and Unicredito Italiano S.p.A. to fund in part the acquisition by the Borrower of approximately 13.72% of ordinary shares and voting rights of Olivetti.

        "Business Day" means a day on which banks are open for general business in Milan and any TARGET Day.

        "Calculation Date" means the last Milan Business Day of each week commencing on or after the Margin Date.

        "Cash Equivalent Collateral" means cash and/or Marketable Securities.

        "Collateral Ratio" means the ratio of Collateral Value to Total Outstandings.

        "Collateral Reduction Date" means the date on which part of the Olivetti Collateral is released in accordance with the provisions of Clause 7.3 (Voluntary Cancellation) following an Optional Cancellation.

        <<Collateral Release Certificate>> means a certificate executed and delivered by the Borrower substantially in the form of Schedule 5 (Collateral Release Certificate).

        <<Collateral Release Date>> means the date on which the Agent has received a duly completed Collateral Release Certificate or, if later, the first date following such receipt on which no Default is continuing.

        "Collateral Value" means the aggregate of the Olivetti Share Value and the Olivetti Warrant Value from time to time.

        "Commitment" means:

        (a) in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

        (b) in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

        to the extent not cancelled, reduced or transferred by it under this Agreement.

        "Confidentiality Undertaking" means a confidentiality undertaking in a form agreed between the Borrower and the Facility Agent.

        "Convertible Bonds" means debt securities issued by Olivetti and listed on the Milan stock exchange that are freely convertible into ordinary shares in the capital of Olivetti provided that such debt securities entitle the holder thereof to convert each such security into one ordinary share in the capital of Olivetti, without the payment of any exercise price or premium.

        "Default" means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of a grace or remedy period, or the giving of notice under the Finance Documents or (except in the case of Clause 20.15 (Material Adverse Change)) the making of a determination thereunder or any combination of any of the foregoing, to the extent specified in that Clause) be an Event of Default.

        "Edizione Holding" means Edizione Holding S.p.A., a company incorporated in Italy.

        "EURIBOR" means, in relation to any Loan:

        (a)     the applicable Screen Rate; or

        (b) (if no Screen Rate is available for the period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European Interbank market;

        as at 11.00 am (Brussels time) on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

        "Event of Default" means any event or circumstance specified as such in Clause 20 (Events of Default) .

        "Facility" means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).

        "Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

        "Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Mandated Lead Arrangers and the Borrower (or any Agent and the Borrower) setting out any of the fees referred to in Clause 11 (Fees).

        "Finance Document" means this Agreement, the Hedging Arrangements, the Security Documents, any Fee Letter, the Syndication Letter and any other document designated as such by the Facility Agent or the Mandated Lead Arrangers and the Borrower.

        "Finance Party" means the Facility Agent, the Security Agent, the Collateral Monitoring Agent, the Mandated Lead Arrangers, a Lender or any Hedge Provider.

        "Financial Indebtedness" means any indebtedness for or in respect of:

        (a)     moneys borrowed;

        (b) any amount raised by acceptance under any acceptance credit facility;

        (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

        (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease; (e) receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

        (f) any amount raised under any other transaction (including any forward sale or purchase agreement) required by GAAP to be shown as a borrowing in the audited consolidated balance sheet of the Borrower;

        (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

        (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

        (i) any amount raised by the issue of redeemable shares if such shares are redeemable prior to the Final Maturity Date;

        (j) any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance; and

        (k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

        "GAAP" means generally accepted accounting principles in Italy.

       <<Gross-Up Lender>>means:

        (a) any Lender (other than an Italian Lender) which has become a party hereto in accordance with Clause 21 (Changes to the Lenders) on or prior to the Syndication Date in accordance with the terms of the Syndication Letter, and which has not ceased to be a party hereto in accordance with the terms hereof (each an
                <<Original Gross Up Lender>>);

        (b) any financial institution or bank to which such Original Gross-Up Lender makes an assignment or transfer under Clause 21 (Changes to the Lenders) without giving rise to any greater obligation or liability for the Borrower under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs) as a result of such assignment or transfer and which has not ceased to be a party hereto in accordance with the terms hereof (each a
                <<Transferee Gross-Up Lender>>); and

        (c) any financial institution or bank to which such Transferee Gross-Up Lender makes an assignment or transfer under Clause 21 (Changes to Lenders) without giving rise to any greater obligation or liability for the Borrower under Clause 12 (Tax Gross-up and Indemnities) or Clause 13 (Increased Costs) as a result of such assignment or transfer and which has not ceased to be a party hereto in accordance with the terms hereof.

        <<Hedging Arrangements>> has the meaning given to such term in Clause
        19.11 (Hedging).

        "Hedging Policy Letter" means the letter dated on or about the date hereof setting out the policy for hedging summarised in Clause 19.11 (Hedging) and including the terms of the Zero Coupon Instrument.

        "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

        "Information Memorandum" means the document, if any, in the form to be approved by the Borrower concerning the Borrower which, at its request and on its behalf, is to be prepared in relation to this transaction and distributed by the Mandated Lead Arrangers to selected financial institutions prior to the Syndication Date.

        <<Interbanca Loan Agreement>> means the EUR 77,468,534 loan agreement entered into by the Borrower on 3 October 2001 with Interbanca S.p.A. for the purpose of financing the acquisition of a portion of 1,552,662,120 shares and 68,409,125 warrants in Olivetti.

        "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

        <<Italian Lender>> means any Lender that:

        (a) is tax-resident in Italy for Italian tax purposes and is lending out of a Facility Office located in Italy that is effectively connected with such Lender for Italian tax purposes; and

        (b) is not tax resident in Italy for Italian tax purposes but has a permanent establishment in Italy for Italian tax purposes,

(d) provided each such Lender books any payments (also for Italian tax purposes) to be made to it in connection with the Loans in the accounting records of such Facility Office or permanent establishment.

        <<Junior Loan Agreements>> means the Olimpia Bell Bond, the Olimpia MPS
        Bond, the MPS Loan Agreement, the Antonveneta Loan Agreement and the Interbanca Loan Agreement.

        "Lender" means:

        (a)     any Original Lender; and

        (b) any bank or financial institution which has become a Party in accordance with Clause 21 (Changes to the Lenders),

        which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

        "Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

        "Majority Lenders" means:

        (a) until the Total Commitments have been reduced to zero, a Lender or Lenders whose Commitments aggregate more than 662/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero and there are no Loans then outstanding, aggregated more than 662/3% of the Total Commitments immediately prior to the reduction); or

        (b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 662/3% of all the Loans then outstanding.

        "Marketable Securities" means debt securities denominated in euro issued or guaranteed by, or by the government or central bank of, the United States, Japan, Germany, the United Kingdom, Italy, Canada or France which are not convertible into any other form of security, rated at least AA (by Standard & Poor's Ratings Services) or equivalent and which have a maturity not exceeding 12 months.

        "Margin" means that percentage set out in the table below for the corresponding period:

                       Period                          Margin

        Date hereof up to and including the date falling one Business Day 2.25% per annum prior to the Margin Date: The Margin Date and thereafter as follows:

        (a) if the Collateral Value is less than or equal to 130% of the 1.70% per annum Total Outstandings:

        (b) if the Collateral Value is greater than 130% but less than or 1.30% per annum equal to 150% of Total Outstandings:

        (c) if the Collateral Value is greater than 150% of Total 1.20% per annum Outstandings:

        "Margin Date" means the date falling 18 Months from the date hereof.

        "Material Adverse Effect" means a material adverse effect on:

        (a) the business, operations, assets, condition (financial or otherwise) (taken as a whole) of the Borrower or Olivetti;

        (b) the ability of the Borrower to perform its material obligations under the Finance Documents; or

        (c) the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents.

        "Milan Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Milan.

        "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

        (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

        (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

        (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

        The above rules will only apply to the last Month of any period.

        <<MPS Loan Agreement>> means the EUR516,456,000 loan agreement entered into by the Borrower on 3 October 2001 with Monte dei Paschi di Siena S.p.A. for the purpose of financing the acquisition of a portion of 1,552,662,120 shares and 68,409,125 warrants in Olivetti.

        <<Olimpia Bell Bond>> means the EUR1,032,920,000 bond issued by the
        Borrower to Bell on 5 October 2001.

        <<Olimpia MPS Bond>> means the EUR250,000,000 bond issued or to be issued by the Borrower to Monte dei Paschi di Siena S.p.A.

        "Olimpia Shareholders" means Pirelli, Edizione Holding, Unicredito Italiano S.p.A. and IntesaBci S.p.A..

        "Olivetti" means Olivetti S.p.A., a company incorporated in Italy.

        "Olivetti Collateral" means the Olivetti Shares and the Olivetti Warrants and Additional Olivetti Collateral.

        "Olivetti Net Asset Value" means, on any date of determination, the value of the shares held by Olivetti in TI (determined by reference to the arithmetic mean of the quoted official price on the Milan stock exchange for shares in TI for the twenty Business Days preceding the relevant date of determination) plus any cash and/or Marketable Securities then owned by Olivetti minus the aggregate amount of all indebtedness of Olivetti outstanding at the relevant date of determination.

        "Olivetti Shares" means 1,701,802,250 ordinary issued shares and voting rights of Olivetti owned by the Borrower at the date hereof.

        "Olivetti Share Value" means, on any Calculation Date:

                   y
                  -- X nb
                  qb


        where:

        y is the sum of B calculated on each of the five Milan Business Days immediately preceding that Calculation Date;

        B is the Price of an ordinary share in the share capital of Olivetti on the relevant day;

        nb is the number of ordinary shares in the share capital of Olivetti and Convertible Bonds that are secured under the Security Documents, as at that Calculation Date;

        qb is the number of days on which, during the five Business Days immediately preceding that Calculation Date, an official price was quoted on the Milan stock exchange for an ordinary share in the capital of Olivetti provided that qb shall not be less than 1.

        "Olivetti Warrants" means 68,409,125 warrants for the purchase of ordinary shares in the capital of Olivetti owned by the Borrower at the date hereof.

        "Olivetti Warrant Value" means, on any Calculation Date:

                   y
                  -- X nb
                  qb

        where:

        y is the sum of B calculated on each of the five Milan Business Days immediately preceding that Calculation Date;

        B is the official quoted price on the Milan stock exchange of a warrant for Olivetti shares on the relevant day;

        nb is the number of warrants for Olivetti shares that are secured under the Security Documents, as at that Calculation Date;

        qb is the number of days on which, during the five Business Days immediately preceding that Calculation Date, an official price was quoted on the Milan stock exchange for a warrant for Olivetti shares provided that qb shall not be less than 1.

        <<Optional Cancellation>> means the Borrower's cancellation of the
        Available Facility in accordance with Clause 7.3 (Voluntary Cancellation) by an amount such that the Available Facility following such cancellation is less than EUR 750,000,000.

        "Original Financial Statements" means the audited financial statements of the Borrower for the financial year ending 31 December 2001.

        "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

        "Party" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

        "Permitted Financial Indebtedness" means any Financial Indebtedness:

        (a)     arising under the Finance Documents;

        (b)     which is Permitted Junior Indebtedness;

        (c)     arising under a Subordinated Shareholder Loan;

        (d) arising under any bridge facility to be granted to the Borrower (prior to the issue of the Olimpia MPS Bond) provided that the following conditions are satisfied: (a) the principal amount of such facility does not exceed EUR250,000,000 in aggregate; (b) all amounts outstanding thereunder fall due on or before a date falling not later than 60 days from the date hereof; (c) such amounts will be paid or repaid in full on or before such final maturity date with the proceeds of the Olimpia MPS Bond and/or of a Subordinated Shareholder Loan; and (d) no security is granted or permitted to subsist by the Borrower at any time with respect thereto; or

        (e)     which becomes permitted by a decision of the Majority Lenders

        "Pirelli" means Pirelli S.p.A., a company incorporated in Italy.

        "Permitted Junior Indebtedness" means any indebtedness of the Borrower arising under any Junior Loan Agreement provided that under the terms of the Junior Loan Agreements:

        (a) no scheduled repayment of principal is required to be made until after the Termination Date;

        (b) the aggregate principal amount of such indebtedness does not exceed EUR2,100,000,000 at any time;

        (c) the aggregate of interest that is payable in respect of amounts of such indebtedness advanced pursuant to the terms of the Antonveneta Loan Agreement, the Interbanca Loan Agreement and the MPS Loan Agreement only prior to the Termination Date does not exceed an aggregate amount of interest calculated on a notional principal amount of EUR1 billion at a rate equal to the sum of the Screen Rate for a six month interest period (calculated six monthly in accordance with the relevant Junior Loan Agreement) plus 0.5%; and

        (d) no Security is granted or permitted to subsist by the Borrower at any time over all or any of its assets as security for any of its obligations with respect thereto.

        "Permitted Transferee" means:

        (a) in the case of Pirelli or any Permitted Transferee of Pirelli, any company whose issued share capital and voting rights is wholly owned and controlled by Pirelli; and

        (b) in the case of Edizione Holding or any Permitted Transferee of Edizione Holding, any company whose issued share capital and voting rights is wholly owned and controlled by Edizione Holding.

        "Price" means in relation to an ordinary share in the capital of Olivetti, the official quoted price for such share on the Milan stock exchange provided that if ordinary shares of Olivetti are suspended for any reason for more than five Business Days, then the Price will be determined by reference to either:

        (a) the Olivetti Net Asset Value (if shares in TI are not also suspended at such time); or

        (b) the Collateral Value (as most recently determined hereunder), provided that for every five Business Days for which ordinary shares in Olivetti remain suspended, the Collateral Value shall be reduced by ten per cent. (if ordinary shares in both Olivetti and TI are suspended at the same time).

        (c) "Quotation Day" means, in relation to any period for which an interest rate is to be determined two TARGET Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

        "Reference Banks" means the principal office in Milan of Banca di Roma S.p.A., IntesaBci S.p.A. and Unicredito Italiano S.p.A. or such other banks as may be appointed by the Facility Agent with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed).

        "Relevant Interbank Market" means, in relation to euro, the European interbank market.

        "Repeating Representations" means each of the representations set out in Clauses 17.1 (Status) to 17.9 (Governing law and enforcement), paragraph
        (a) of Clause 17.13 (No default), paragraph (a) of Clause 17.14 (No misleading information) and Clauses 17.15 (Permitted Security) to Clause
        17.18 (No proceedings pending or threatened). The representation and warranties in Clause 17.14(b) (No Misleading Information) shall only be made on the date the Information Memorandum is approved by the Borrower and on the Syndication Date.

        "Rollover Loan" means one or more Loans:

        (a) made or to be made on the same day that a maturing Loan is due to be repaid;

        (b) the aggregate amount of which is equal to or less than the maturing Loan; and

        (c)     made or to be made to for the purpose of refinancing a maturing
                Loan.

        "Screen Rate" means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the Telerate screen page 248. If such page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

        "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

        "Security Documents" means:

        (a) the agreement dated on or about the date hereof creating a first ranking pledge over all of the Olivetti Collateral in the agreed form between the Borrower and the Security Agent as security for the Borrower's obligations hereunder; and

        (b) the agreements to be entered into between the Borrower and the Security Agent pursuant to Clause 19.13 (Security); and

        (c) any other document entered into by the Borrower creating or evidencing a Security to secure all or part of the Borrower's obligations under the Finance Documents.

        "Subordinated Shareholder Loan" means any loan made by any Olimpia Shareholder to the Borrower pursuant to a written document and in terms which provide that:

        (a)     such indebtedness matures after the Termination Date;

        (b) no payment of principal or interest is required to be made until after the Termination Date unless such payment is made with the proceeds of any equity issuance by the Borrower;

        (c) that such Olimpia Shareholder agrees not, under any circumstances, to take any action or make any claim in respect of the Security constituted by the Security Documents;

        (d) that such Olimpia Shareholder agrees that it shall not, under any circumstances, object to any of the Finance Parties taking any enforcement action of any kind under the Security Documents;

        (e) if the Security constituted by the Security Documents or any repayment made by the Borrower hereunder is successfully revoked by a trustee in bankruptcy (liquidatore) of the Borrower and that Olimpia Shareholder receives any amount (a "Recovered Amount") from the trustee in bankruptcy in satisfaction of any obligations owed to such Olimpia Shareholder by the Borrower (which it would not have otherwise received but for such successful revocation) that Olimpia Shareholder shall return any Recovered Amounts received by it to the Borrower on demand of the Borrower; and

        (f) that Olimpia Shareholder agrees that it shall not take any proceedings against or file any petition for the winding-up of, the Borrower.

        "Subsidiary" means in relation to any company or corporation, a company or corporation:

        (a) which is controlled, directly or indirectly, by the first mentioned company or corporation;

        (b) more than half the issued ordinary voting share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

        (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

        and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

        "Syndication Date" means the day specified by the Mandated Lead Arrangers as the day on which syndication of the Facility is successfully completed in accordance with the terms of the Syndication Letter.

        "Syndication Letter" means the letter dated on or about the date hereof addressed by the Mandated Lead Arrangers to the Borrower dealing inter alia with the proposed syndication strategy for the Facility.

        "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

        "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

        "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure by the Borrower to pay or any delay by the Borrower in paying any of the same).

        "Termination Date" means the date falling 60 Months after the date of this Agreement.

        "TI" means Telecom Italia S.p.A., a company incorporated in Italy.

        "Total Commitments" means the aggregate of the Commitments, being EUR 1,800,000,000 at the date of this Agreement.

        "Total Outstandings" means on any Calculation Date, the sum of:

        (a) the aggregate of all outstanding Loans (including (other than in respect of a Rollover Loan) the amount of any proposed Utilisation, accrued interest thereon and all other amounts accrued under the Finance Documents); and

        (b) the aggregate marked to market value of any Hedging Arrangements (to the extent such value (if payable at such date) would result in amounts being due thereunder by the Borrower),

        minus the amount of any Cash Equivalent Collateral secured in favour of the Lenders on or prior to such Calculation Date.

        "Transfer Certificate" means a certificate substantially in one of the forms set out in Schedule 4 (Form of Transfer Certificates) or any other form agreed between the Facility Agent and the Borrower.

        "Transfer Date" means, in relation to a transfer, the later of:

        (a)     the proposed Transfer Date specified in the Transfer
                Certificate; and

        (b)     the date on which the Agent executes the Transfer Certificate.

        "Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents.

        "Utilisation" means a utilisation of the Facility.

        "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

        "Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Requests).

        <<Zero Coupon Instrument>> means any zero coupon swap instrument entered into by the Borrower for the purpose of financing the payment of interest due under the Facility, substantially in accordance with the Hedging Policy Letter provided that no security is granted, at any time, by the Borrower with respect to any indebtedness arising under such instrument.

1.2      Construction

        (a) Unless a contrary indication appears a reference in this Agreement to:

                (i) "assets" includes present and future properties, revenues and rights of every description;

                (ii) the "European interbank market" means the interbank market for euro operating in Participating Member States;

                (ii) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

                (iii) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

                (iv) a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

                (v) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, which is generally complied with by those to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

                (vi) a<<share>>(to the extent referable to a share in the ordinary capital of Olivetti) shall be construed as a reference to a share listed on the Milan stock exchange;

                (vii) <<VAT>> shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

                (viii) a <<warrant>> (to the extent referable to a warrant in respect of a share in the ordinary capital of Olivetti) shall be construed as a reference to a warrant listed on the Milan stock exchange;

                (ix) a provision of law is a reference to that provision as amended or re-enacted; and

                (x)     a time of day is a reference to Milan time.

        (b) Section, Clause and Schedule headings are for ease of reference only.

        (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

        (d) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3     Currency Symbols and Definitions
        "EUR" and "euro" means the single currency unit of the Participating Member States.

1.4     Third party rights
        A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

                                    SECTION 2

                                  THE FACILITY

2.      THE FACILITY

2.1     The Facility
        Subject to the terms of this Agreement, the Lenders make available to the Borrower a euro revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2     Lenders' rights and obligations
        (a) The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

        (b) The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from the Borrower shall be a separate and independent debt.

        (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.      PURPOSE

3.1     Purpose
        The Borrower shall apply all amounts borrowed by it under the Facility:

        (a)     to pay in full all amounts outstanding under the Bridge
                Facility;

        (b) to fund in part the acquisition of up to 54,000,000 ordinary shares of Olivetti formerly owned by Banca di Roma S.p.A.;

        (c)     to fund the acquisition of additional shares in Olivetti;

        (d)     to pay the exercise price of the Olivetti Warrants;

        (e) to fund the subscription by the Borrower for any share capital issuance by Olivetti or any issue of Convertible Bonds;

        (f) to fund the payment of fees, commissions and expenses and other sums (other than principal or interest) payable under the Finance Documents;

        (g)     to refinance all or part of a maturing Loan;

        (h)     to pay the fees of the Borrower's advisors; and

        (i) to fund the acquisition of additional warrants in Olivetti and Convertible Bonds.

3.2     Monitoring
        No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.      CONDITIONS OF UTILISATION

4.1     Initial conditions precedent
        The Borrower may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in
        Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of Lenders).

4.2     Further conditions precedent for all Loans
        The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

        (a) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan, and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

        (b) the Repeating Representations to be made by the Borrower are true in all material respects; and

        (c) (following the Margin Date) other than in the case of a Rollover Loan, the Collateral Ratio is not less than the Applicable Top-Up Ratio.

4.3     Further Conditions Precedent Applicable to Purchases

        The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) with respect to a Utilisation Request delivered in relation to any of the purposes (other than those specified at Clause 3.1(a), (f) and (g) (Purpose) if:

        (a) all amounts outstanding under the Bridge Facility have been prepaid or repaid in full out of the proceeds of the first Utilisation hereunder;

        (b) in the case of a Loan to be made for the purpose specified at Clause 3.1(b) (Purpose), the price per share in Olivetti payable with the proceeds of such Loan shall not exceed euro 4.175;

        (c) in the case of a Loan to be made for the purpose specified at Clause 3.1(c) (Purpose), the following conditions are met:

                (i) the price per share in Olivetti payable with the proceeds of such Loan shall not exceed euro 4.175 and the amount of such Loan when aggregated with the amount of all Loans made available for the purchase of shares in Olivetti pursuant to this paragraph (c)(i) does not exceed EUR45 million in aggregate; or

                (ii) the ratio between the amount of such Loan and the number of shares to be purchased with the proceeds of such Loan is or is less than Euro 2.00:1.00; and

                (iii) no applicable requirement to launch a mandatory take-over bid on Olivetti is triggered as a result of the purchase of the relevant shares in Olivetti.

        (d) in the case of a Loan to be made for the purpose specified at Clause 3.1(e) (Purpose), the following conditions are met:

                (i) the net proceeds of the relevant issuance by Olivetti will be fully applied by Olivetti as soon as reasonably practicable following receipt thereof, in repayment or prepayment of existing financial indebtedness of Olivetti;

                (ii) the ratio between the amount of such Loan and the number of shares and/or Convertible Bonds to be subscribed with the proceeds of such Loan is or is less than Euro 2.00:1.00; and

                (iii) no applicable requirement to launch a mandatory take-over bid on Olivetti is triggered as a result of such subscription;

        (e) in the case of a Loan to be made for the purpose specified at Clause 3.1(h) (Purpose), the amount of such Loan when aggregated with the amount of all Loans made available for the payment of the relevant fees pursuant to this paragraph (e) does not exceed EUR1 million in aggregate;

        (f) in the case of a Loan to be made for the purpose specified at Clause 3.1(i) (Purpose), the amount of such Loan when aggregated with the amount of all Loans made available for the purchase of warrants in Olivetti and/or Convertible Bonds pursuant to this paragraph (f) does not exceed EUR100 million in aggregate; and

        (g) the Facility Agent (acting reasonably) is satisfied that the Borrower will comply with its obligations under Clause 19.13 (Security) with regard to shares, warrants and/or Convertible Bonds purchased or subscribed with the proceeds of any such Loan.

4.4     Maximum number of Loans
        The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation 11 or more Loans would be outstanding.

                                    SECTION 3

                                   UTILISATION

5.      UTILISATION

5.1     Delivery of a Utilisation Request
        The Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than 9.30 am three Business Days before the proposed Utilisation Date.

5.2     Completion of a Utilisation Request
        (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

                (i) the proposed Utilisation Date is a Business Day within the Availability Period;

                (ii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

                (iii) the proposed Interest Period complies with Clause 9 (Interest Periods).

        (b) Only one Loan may be requested in each Utilisation Request (except that where the Borrower is making such request in order to refinance a maturing Loan, it may request two Loans be made on the same day that such maturing Loan is due to be repaid, subject to the terms hereof, in the same Utilisation Request provided that the aggregate amount of such Loans exceeds the amount of the maturing Loan).

5.3     Currency and amount
        (a)     The currency specified in a Utilisation Request must be euro.

        (b) The amount of the proposed Loan must be an amount which is not more than the Available Facility and which is a minimum of EUR50,000,000 or if less, the Available Facility.

5.4     Lenders' participation
        (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available through its Facility Office.

        (b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

        (c) The Facility Agent shall notify each Lender of the amount of each Loan by no later than 15.00 p.m. three Business Days prior to the proposed Utilisation Date.

                                    SECTION 4

                     REPAYMENT, PREPAYMENT AND CANCELLATION

6.       REPAYMENT

         The Borrower shall repay each Loan made to it on the last day of its Interest Period.

7.       PREPAYMENT AND CANCELLATION

7.1      Illegality
         If, it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan:

         (a) that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

         (b) upon the Facility Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

         (c) the Borrower shall repay that Lender's participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2      Mandatory Prepayment
         7.2.1 Mandatory Prepayment on a change in Corporate Structure: The Borrower shall procure that all outstanding Loans (together with accrued interest thereon, and all other amounts outstanding under the Finance Documents at such time) are immediately prepaid in full on the occurrence of any of the following:

                  (a) Pirelli and/or Edizione Holding and/or any Permitted Transferee cease to own and control in aggregate at least 50% plus one share of the issued share capital and voting rights of the Borrower; or

                  (b) a person, or group of persons (other than the Borrower) acting in concert acquires or has the ability (either by reason of ownership of a shareholding in the issued share capital of the relevant entity and/or, by the exercise of rights under a shareholders' agreement in relation thereto) to direct or execute or implement the affairs of Olivetti or to determine and implement its business strategy; or

                  (c) the Borrower ceases to own and control the largest shareholding in Olivetti; or

                  (d) Olivetti ceases to own shares in and control TI directly and/or indirectly, except as a result of a merger between Olivetti and TI as permitted pursuant to Clause 19.6 (Merger and other reconstructions); or

                  (e) the Borrower ceases to hold at least 26.9% of the issued ordinary share capital and voting rights exercisable at a meeting of ordinary shareholders of Olivetti (except as a result of a dilution of such share capital that results from the exercise of the warrants for Olivetti shares existing at the date hereof).

                  For the purpose of this Clause 7.2.1:

                  (a) a company or corporation (the <<first company>>) shall be treated as being <<controlled>> by another if the conditions set forth in Article 2359 of the Italian civil code are satisfied with respect to the first company; and

                  (b) <<Olivetti>> shall be construed as a reference to Olivetti or any company resulting or formed on a merger of Olivetti and any other company, to the extent permitted pursuant to Clause19.6 (Merger and other reconstructions).

                  (c) <<Borrower>> shall be construed as a reference to the Borrower or any company resulting or formed on a merger of the Borrower and any other company, to the extent permitted pursuant to Clause 19.6 (Merger and other reconstructions).

         7.2.2    Mandatory Prepayment for breach of Collateral Ratio
                  Requirements:

                  (a) If, on any Calculation Date, the Collateral Ratio is less than or equal to the Applicable Collateral Ratio, the Collateral Monitoring Agent shall promptly notify the Borrower of the actual Collateral Ratio and the Borrower shall, within 2 Business Days of receipt of such notification, notify the Collateral Monitoring Agent whether or not it shall:

                           (i) secure further Cash Equivalent Collateral in favour of the Lenders (and, as the case may be, the Hedge Providers) in a manner acceptable thereto (acting reasonably); or

                           (ii)     prepay the Facility,

                           in either case, in an amount sufficient to ensure that, not later than 5 (or following the Collateral Reduction Date) 10 Business Days from the date of receipt of the Borrower's notification by the Collateral Monitoring Agent, the Collateral Ratio is at least equal to the Applicable Top-Up Ratio. For the purposes of determining the Collateral Ratio at any time after the Collateral Reduction Date, an amount of the Olivetti Collateral not exceeding 5.5% of the issued ordinary share capital of Olivetti may be taken into account.

                  (b)      If the Borrower:

                           (A) fails to notify the Collateral Monitoring Agent within 2 Business Days as required by paragraph (a) of this Clause 7.2.2; or

                           (B) notifies the Collateral Monitoring Agent that it elects not to exercise either option described in paragraph (a)(i) or (a)(ii) of this Clause 7.2.2; or

                           (c) having notified the Collateral Monitoring Agent of its election to do so, subsequently fails to comply with the requirements of paragraph (a)(i) or, as the case may be,
                                    (a)(ii) of this Clause 7.2.2 within the
                                    specified 5 (or following the Collateral
                                    Reduction Date) 10 Business Day period,

                           the Borrower shall procure that all outstanding Loans, together with accrued interest, and all other amounts owing under the Finance Documents are immediately prepaid in full, whereupon the Facility will be cancelled.

                  (c) If, at any time following the Collateral Reduction Date, the Collateral Ratio falls to the Applicable Default Ratio, the Borrower shall procure that all outstanding Loans, together with accrued interest, and all other amounts owing under the Finance Documents are immediately prepaid in full, whereupon the Facility will be cancelled.

         7.2.3    Mandatory Prepayment in relation to Permitted Junior
                  Indebtedness: The Borrower shall procure that all outstanding Loans (together with accrued interest thereon, and all other amounts outstanding under the Finance Documents at such time) are immediately prepaid in full in the event that prior to the Termination Date (a) it delivers any notice evidencing its intention to repay or prepay any amount of principal outstanding under the Junior Loan Agreements or any Subordinated Shareholder Loan or (b) any amount of principal outstanding under the Junior Loan Agreements or any Subordinated Shareholder Loan is prepaid or repaid, in whole or in part.

         7.2.4 Mandatory Prepayment out of Equity Proceeds: The Borrower shall procure that all outstanding Loans (together with accrued interest thereon, and all other amounts outstanding under the Finance Documents at such time) are immediately prepaid in full in the event that prior to the Termination Date it receives cash proceeds of any issue of shares or other equity investments unless the following conditions are satisfied:

                  (i) such proceeds are to be applied in full by the Borrower towards one of the following purposes: (a) the subscription of new shares of Olivetti pursuant to a duly authorised capital increase; or (b) the purchase of shares or warrants in Olivetti by the Borrower (in each such case (a) or (b) provided that no applicable requirement to launch a mandatory take-over bid on Olivetti is triggered as a result of such subscription or purchase); or (c) the repayment or prepayment of all or any part of the Loans, subject always to the provisions of Clause 7.6 (Restrictions); and

                  (ii) such proceeds are promptly applied by the Borrower upon receipt in accordance with one of the purposes specified in paragraph (i) above.

7.3      Voluntary cancellation
         (a) The Borrower may, if it gives the Facility Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (that part being a minimum amount of EUR150,000,000) of the Available Facility. Any cancellation under this Clause 7.3 shall reduce the Commitments of the Lenders rateably.

         (b) If, on any Calculation Date (1) the Optional Cancellation has occurred and (2) the actual Collateral Ratio at such time is greater than 2.00:1.00, then the Borrower may by delivering the Collateral Release Certificate request the Security Agent to release such part of the Olivetti Collateral as is sufficient for the actual Collateral Ratio following such release to be equal to 2.00 to 1.00, whereupon, the Security Agent shall promptly give effect to such release with effect from the Collateral Release Date.

7.4      Voluntary prepayment of Loans
         The Borrower may, if it gives the Facility Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part (that part being a minimum amount of EUR50,000,000) of a Loan.

7.5      Right of repayment and cancellation in relation to a single Lender
         (a)      If:

                  (i) any sum payable to any Lender (other than a Gross-Up Lender) by the Borrower is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

                  (ii) any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs) or paragraph (c) of Clause 14.2 (Other indemnities);

                  the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans provided that the Borrower shall be entitled to procure the repayment, without penalty, of a Gross-Up Lender's participation in the Loans and a cancellation of such Lender's Commitment if as a result of any introduction of, change to or in the interpretation of any law rule or double taxation treaty or published practice of the Italian taxing authority occurring after the date hereof, the Borrower would be under a greater obligation or liability under Clause 12.2 (Tax gross-up) than it would have been but for such introduction or change.

         (b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

         (c) On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the Loans.

7.6      Restrictions
         (a) Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

         (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

         (c) The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except as expressly provided for in this Agreement.

         (d) No amount of the Total Commitments cancelled or of any Loan prepaid under this Agreement may be subsequently reinstated or reborrowed.

         (e) If the Facility Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.



                                    SECTION 5

                              COSTS OF UTILISATION

8.       INTEREST

8.1      Calculation of interest
         The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

         (a) Margin at such time (to be determined, after the Margin Date, by the Collateral Monitoring Agent two Business Days prior to the first day of each Interest Period), subject to Clause 8.6 (Adjustment of Margin); and

         (b)      EURIBOR.

8.2      Payment of interest
         On the last day of each Interest Period the Borrower shall pay accrued interest on the Loan to which that Interest Period relates (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

8.3      Default interest

         (a) If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Facility Agent.

         (b) Default interest (if unpaid) arising on an unpaid sum shall be due and payable and shall be paid by the Borrower at the end of each Interest Period applicable to that overdue amount or such other dates as the Facility Agent may specify in writing to the Borrower but will remain immediately due and payable.

8.4      Notification of rates of interest
         The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

8.5      Notification of Collateral Amount
         The Collateral Monitoring Agent shall promptly notify the Lenders and the Borrower of the determination of the Collateral Value for each Calculation Date.

8.6      Adjustment of Margin

         (a) Any reduction or increase in the Margin following the Margin Date shall be determined by the Collateral Monitoring Agent on each Margin Adjustment Date, based on the ratio between (i) the arithmetic mean (rounded downwards to four decimal places) of the value y/qb (with respect to the Olivetti Share Value and the Olivetti Warrant Value) calculated for the preceding three Calculation Dates and for such Margin Adjustment Date multiplied by the number of shares or warrants in Olivetti and Convertible Bonds that are secured at such Margin Adjustment Date under the Security Documents and (ii) the Total Outstandings as at such Margin Calculation Date. Any such reduction or increase shall take effect from such Margin Adjustment Date.

         (b)      For the purpose of this Clause 8.6 (Adjustment of Margin),
                  <<Margin Adjustment Date>> means the fourth Calculation Date following the Margin Date and each fourth successive Calculation Date thereafter.

9.       INTEREST PERIODS

9.1      Selection of Interest Periods
         (a) The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan.

         (b) Subject to this Clause 9, the Borrower may select an Interest Period of one, three or six Months or any other period agreed between the Borrower and the Facility Agent (acting on the instructions of all the Lenders).

         (c) An Interest Period for a Loan shall not extend beyond the Termination Date provided that the Borrower may select an Interest Period of less than 3 months ending on such date.

         (d)      Each Interest Period for a Loan shall start on the Utilisation
                  Date.

         (e)      A Loan has one Interest Period only.

         (f) Prior to the earlier of (a) 2 February 2002 and (b) the Syndication Date, Interest Periods shall be one month or such other period as the Facility Agent and the Borrower may agree and any Interest Period which would otherwise end during the month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

9.2      Non-Business Days
         If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.      CHANGES TO THE CALCULATION OF INTEREST

10.1     Absence of quotations
         Subject to Clause 10.2 (Market disruption), if EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11.00am (Brussels time) on the Quotation Day, the applicable EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2     Market disruption
         (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

                  (i)      the Margin; and

                  (ii) the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

         (b)      In this Agreement "Market Disruption Event" means:

                  (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine EURIBOR for euro and the relevant Interest Period; or

                  (ii) before close of business on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from more than one Lender (whose participations in a Loan exceed 50 per cent. of that
                           Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR.

10.3     Alternative basis of interest or funding
         (a) If a Market Disruption Event occurs and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

         (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4     Break Costs
         (a) The Borrower shall, within five Business Days of demand by the Facility Agent on account of a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum provided that such demand by the Facility Agent shall set out in reasonable detail the basis of the claim being made by such Finance Party.

         (b) Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate setting out (in reasonable detail) the basis of its claim for Break Costs for any Interest Period in which they accrue.

11.      FEES

11.1     Commitment fee
         (a) The Borrower shall pay to the Facility Agent (for the account of each Lender) a fee in euro computed at the rate of fifty per cent. of the Margin applicable from time to time on that Lender's Available Commitment for the Availability Period.

         (b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

         (c) No commitment fee shall be payable under this Clause 11.1 in relation to any portion of any Lender's Commitment in relation to which written confirmation is obtained from the relevant regulatory authority of that Lender that such portion has zero weighting for capital adequacy purposes provided that nothing in this sub-clause 11.1 (c) shall impose an obligation on any such Lender to obtain any such confirmation.

11.2     Arrangement fee
         The Borrower shall pay to the Mandated Lead Arrangers an arrangement fee in the amount and at the times agreed in a Fee Letter.

11.3     Agency fee
         The Borrower shall pay to each Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

                                    SECTION 6

                         ADDITIONAL PAYMENT OBLIGATIONS

12.      TAX GROSS UP AND INDEMNITIES

12.1     Definitions
         (d)      In this Clause 12:

         (a) "Protected Party" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

         (b)      "Qualifying Lender" means a Gross-Up Lender or an Italian
                  Lender.

         (c) "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax that is in respect of or calculated by reference to a Tax Payment.

         (d) "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

         (e) "Tax Payment" means an increased payment made by the Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

         (f) <<Treaty Lender>> means a Lender which is (on the date a payment falls due) entitled to that payment under a double taxation agreement in force on that date between the country of residence of the Lender and the country of residence of the Borrower (subject to the completion of any necessary procedural formalities) without a Tax Deduction or with a smaller Tax Deduction.

12.2     Tax gross-up
         (a) The Borrower shall make all payments to be made by it hereunder without any Tax Deduction, unless a Tax Deduction is required by law or by any relevant double taxation agreement if applicable.

         (b) The Borrower or a Lender shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. If the Facility Agent receives such notification from a Lender it shall notify the Borrower.

         (c) If a Tax Deduction is required by paragraph (a) above to be made by the Borrower in the circumstances set out in paragraph
                  (d) below, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

         (d) The circumstances referred to in paragraph (c) above are where a person entitled to the payment:

                  (i) is a Qualifying Lender, except to the extent that (in the case of an Italian Lender) the Tax Deduction is required by reason of that Italian Lender ceasing to lend out of a Facility Office located in Italy or (in the case of a Treaty Lender) as a result of the failure of that Lender to comply with paragraph (g) below; or

                  (ii) is not or has ceased to be a Qualifying Lender to the extent that this altered status results from any change after the date of this Agreement in (or in the prevailing interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any applicable authorities; or

                  (iii) is not or has ceased to be a Qualifying Lender as a result of the actions or omissions to act of the Borrower or if the Borrower would be required by the relevant Italian taxing authority to make a Tax Deduction irrespective of whether such person is a Qualifying Lender.

         (e) If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

         (f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

         (g) A Treaty Lender and the Borrower shall co-operate in promptly completing any procedural formalities necessary for the Borrower to obtain authorisation to make that payment without a Tax Deduction or with a smaller Tax Deduction, as the case may be.

12.3     Tax indemnity
         (a) The Borrower shall (within five Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party (acting in good faith) determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

         (b) Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

                  (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                  (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

                  if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party.

         (c) A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim (and in any event within 90 days of such event), following which the Facility Agent shall notify the Borrower.

         (d) A Protected Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Facility Agent.

12.4     Tax Credit
         If the Borrower makes a Tax Payment and the relevant Finance Party determines (in its sole discretion but acting in good faith) that:

         (i)      a Tax Credit is attributable to that Tax Payment; and

         (ii) that Finance Party has obtained, utilised and retained that Tax Credit,

        the Finance Party shall pay an amount to the Borrower which that Finance Party determines (in its sole discretion but acting in good faith) will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Borrower.

12.5     Tax and Other Affairs
         No provision of this Agreement shall interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment under Clause 12 (Tax Gross Up and Indemnities) in priority to any other credit, relief, remission or repayment available to it nor oblige any Finance Party to disclose any information relating to its tax or other affairs or any computations in respect thereof.

12.6     Stamp taxes
         The Borrower shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes (including, without limitation, imposta sostitutiva, if any) payable in respect of any Finance Document.

12.7     Value added tax
         (a) All consideration payable under a Finance Document by the Borrower to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable with respect to any consideration payable under a Finance Document by the Borrower to a Finance Party, the Borrower shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

         (b) Where a Finance Document requires the Borrower to reimburse a Finance Party for any costs or expenses, the Borrower shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

13.      INCREASED COSTS

13.1     Increased costs
         (a) Subject to Clause 13.3 (Exceptions) the Borrower shall, within five Business Days of a demand by the Facility Agent, pay for the account of a Lender the amount of any Increased Costs incurred by that Lender or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any applicable law or regulation (including any law or regulation relating to taxation, monetary union, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control) or (ii) the compliance with any requirement of any central bank or other fiscal, monetary or other authority empowered to regulate banking activities and/or financial services, in each case having the force of law but if not having the force of law being a regulation, treaty, official directive or rule which it is the usual practice of banks in the relevant jurisdiction to comply with (such change in law or interpretation or administration or request or requirement being made after the date of this Agreement).

         (b)      In this Agreement "Increased Costs" means:

                  (i)      a reduction in the rate of return from the Facility;

                  (ii)     an additional or increased cost; or

                  (iii) a reduction of any amount due and payable under any Finance Document,

                  which is incurred or suffered by a Lender or any Affiliate of such Lender to the extent that it is attributable to that Lender having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2     Increased cost claims
         (c) A Lender intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim and shall provide a certificate setting out (in reasonable detail) the calculation and cause of the amounts being claimed, within 90 days of such event, following which the Facility Agent shall promptly notify the Borrower thereof and provide such certificate to the Borrower provided that nothing herein shall require that a Lender disclose any confidential information to the Borrower.

13.3     Exceptions

         (a) Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

                  (i) resulting from any change, request or requirement relating to the rate of tax on the overall net income or gains of a Lender claiming under this Clause 13 imposed in the jurisdiction in which it is incorporated or in which its Facility Office is located;

                  (ii) attributable to a Tax Deduction or compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12 (Tax Gross-Up and Indemnities) but was not so compensated solely because the exclusion in paragraph (b) of

                           Clause 12.3 (Tax indemnity) applied) or expressly compensated by the operation of another provision hereof, if any; or

                  (iii) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation or the gross negligence of any of them.

         (b) In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 12.1 (Definitions).

14.      OTHER INDEMNITIES

14.1     Currency indemnity
         (a) If any sum due from the Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

                  (i) making or filing a claim or proof against the Borrower;

                  (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

                  the Borrower shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and
                  (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

         (b) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2     Other indemnities
         The Borrower shall, within five Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:

         (a)      the occurrence of any Event of Default;

         (b) a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 25 (Sharing among the Lenders);

         (c) each Lender against any cost or loss it may suffer including any reduction in the rate of return it would have received but for performing its obligations under this Agreement as a result of any minimum reserve requirements imposed on it by the European Central Bank (the <<ECB>>) in relation to a Loan or funding a Loan or as a result of compliance with any requirements of the Financial Services Authority (the <<FSA>>) provided, however, that the Facility Agent shall promptly notify the Borrower of any such applicable ECB or FSA requirements and any relevant changes to such requirements;

         (d) each Finance Party and in each case each of their affiliates and each of their respective officers, directors, employees, advisors and representatives (each, an "Indemnified Party") from and against any and all cost, loss or liability (including, without limitation, fees and disbursements of legal counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any bankruptcy, criminal or similar official investigation, litigation or proceeding or the preparation of any defence with respect thereto, arising out of or in connection with or relating to the Finance Documents or the transactions contemplated hereby or thereby, except to the extent that such cost, loss or liability results from such Indemnified Party's gross negligence or wilful misconduct;

         (e) funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or gross negligence by that Lender alone); or

         (f) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3     Indemnity to the Facility Agent
         The Borrower shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

         (a) investigating any event which it reasonably believes is a Default; or

         (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.      MITIGATION BY THE LENDERS

15.1     Mitigation
         (a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

         (b) Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

15.2     Limitation of liability
         (a) The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation) following any consultation pursuant to clause 15.1(a) (Mitigation) above.

         (b)      A Finance Party is not obliged to take any steps under Clause
                  15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

                                    SECTION 7

                               COSTS AND EXPENSES

16.      COSTS AND EXPENSES

16.1     Transaction expenses
        The Borrower shall promptly on demand pay the Facility Agent and the Mandated Lead Arrangers the amount of all reasonable costs and expenses (including agreed legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

         (a) this Agreement and any other documents referred to in this Agreement; and

         (b) any other Finance Documents executed after the date of this Agreement provided that the aggregate of such costs (excluding legal fees) shall not exceed euro 50,000 in aggregate.

16.2     Amendment costs
         If (a) the Borrower requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 26.9 (Change of currency), the Borrower shall, within five Business Days of demand, reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3     Enforcement costs
         The Borrower shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.



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                                    SECTION 8

               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17.      REPRESENTATIONS

        The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

17.1     Status
         (a) It is a corporation, duly incorporated and validly existing under the laws of Italy.

         (b) It has the power to own its assets and carry on its business as it is being conducted.

17.2     Binding obligations
         The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law as at the date of this Agreement limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations.

17.3     Non-conflict with other obligations
         The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

         (a)      any law or regulation applicable to it;

         (b)      it constitutional documents; or

         (c) any agreement or instrument binding upon it or any of its assets.

17.4     Power and authority
         It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

17.5     Consents and approvals
         All authorisations necessary for the conduct of its business as carried on at the date hereof have been, or when required will be obtained, their terms and conditions have been complied with in all material respects and they have been and, so far as it is aware, will not be revoked or otherwise terminated.

17.6     Principal Business
         Its principal business is and will be that of a holding company established for the purpose of holding a participation in Olivetti and it does not and will not carry on any business which is not, as at the date hereof, permitted by its constitutional documents.

17.7     Financial Indebtedness and Other Liabilities
         It has not incurred any Financial Indebtedness or other liabilities save for:

         (a)      Permitted Financial Indebtedness;

         (b)      any indebtedness under any Zero Coupon Instrument;

         (c) any indebtedness in connection with any interest rate swap entered into by the Borrower in relation to the interest rate exposure arising under the Junior Loan Agreements;

         (d) any indebtedness for moneys borrowed on normal commercial terms (including, with respect to market rates of interest) provided that (a) the aggregate principal amount thereof does not exceed EUR300,000,000 at any time and (b) no security is granted, at any time, by the Borrower with respect to any such indebtedness; and

         (e) other liabilities (other than Financial Indebtedness) which do not, in aggregate, exceed EUR50,000,000 (or its equivalent) at any time.

17.8     Validity and admissibility in evidence
         All Authorisations required by it:

         (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

         (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

         have been obtained or effected and are in full force and effect.

17.9     Governing law and enforcement

         (a) The choice of English law as the governing law of this Agreement will be recognised and enforced in Italy, subject to any general principles of law which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

         (b) Any judgment obtained in England in relation to this Agreement will be recognised and enforced in Italy, subject to any general principles of law which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

17.10    Deduction of Tax
         It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document to any Lender which is an Italian Lender.

17.11    No filing or stamp taxes
         Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents (but not for the avoidance of doubt, the Acquisition Documents), subject to any applicable qualifications of law as at the date of this Agreement which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).



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

17.12    No Winding-up
         It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief having made all reasonable enquiry) threatened against it for its winding-up, dissolution, administration (amministrazione), controlled administration (amministrazione controllata) or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the enforcement of any Security over all or any of its revenues or assets or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee, or similar officer of it or of any or all of its assets.

17.13    No default
         (a) No Event of Default is continuing or would result from the making of any Utilisation.

         (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject to an extent or in a manner which would have a Material Adverse Effect.

17.14    No misleading information
         (a) All written information supplied by it was true, complete and accurate in all material respects as at the date it was given and was not misleading in any material respect as at the date thereof.

         (b) Any factual information contained in the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it was stated and it is not aware of any information the omission of which renders the information contained in the Information Memorandum inaccurate or misleading in any material respect as at the date thereof.

17.15    Permitted Security
         No Security exists over all or any of its present or future revenue or assets (other than as contemplated by the Finance Documents) and other than as permitted under Clause 19.4 (Negative Pledge).

17.16    Pari passu ranking
         Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.17    Acquisition Documents
         There are no liabilities or unperformed obligations of the Borrower under the Acquisition Documents and the Acquisition Documents delivered pursuant to Clause 4 (Conditions of Utilisation) are the only Acquisition Documents the terms of which have been reduced into writing.

17.18    No proceedings pending or threatened
         No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which are likely to be adversely determined and which, if adversely determined, would have a Material

         Adverse Effect, have been started or (to the best of its knowledge and belief) threatened against it.

17.19    No Prior Trading
         Save as contemplated by, or otherwise in connection with this Agreement, the Finance Documents, the Junior Finance Documents, the Bridge Facility and the Acquisition Documents and the transactions contemplated hereby or thereby, the Borrower has not traded or undertaken any commercial activities of any kind and has no liabilities or obligations (actual or contingent).

17.20    Repetition
         The Repeating Representations are deemed to be made by the Borrower (by reference to the facts and circumstances then existing) on the date of each Utilisation Request and the first day of each Interest Period.

18.      INFORMATION UNDERTAKINGS

         The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1     Financial statements
         The Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

         (a) as soon as the same become available, but in any event within 180 days after the end of each of its financial years its audited financial statements for that financial year;

         (b) as soon as the same become available, but in any event within 120 days after the end of each half of each of its financial years its financial statements for that financial half year, if any; and

         (c) as soon as the same become available, but in any event within 60 days after the end of each quarter of each of its financial years its financial statements for that period, if any.

18.2     Requirements as to financial statements

         (a) The Borrower shall procure that each set of financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using GAAP.

         (b) The Borrower shall ensure that each set of financial statements delivered pursuant to this Clause 18 is prepared using accounting policies, practices and procedures consistent with those applied in the preparation of its Original Financial Statements (to the extent practicable using normal period-end adjustments for quarterly and semi-annual accounts) unless, in relation to any such set of financial statements, it notifies the Facility Agent that there have been one or more changes in any such accounting policies, practices and procedures and its auditors provide (A) a description of the changes and the adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices and procedures upon which the Original Financial Statements were prepared; and (B) sufficient information, in such detail and format as may be reasonably required by the Facility Agent, to enable the

                  Lenders to make an accurate comparison between the financial position indicated by those financial statements and the Original Financial Statements.

         (c) If there has been a change in accounting policies, practices, procedures or reference period and the description and information required by Clause 18.2 (b) have been provided by the auditors in connection with such change, then such change shall become part of the normal accounting policies, practices, procedures and reference period as if it were used in the preparation of the Original Financial Statements.

18.3     Financial Testing
        (a) The financial ratio set out in Clause 20.14 (Financial Condition) shall be tested by reference to each compliance certificate delivered pursuant to paragraph (b) below.

        (b) The Borrower shall ensure that each set of financial statements provided by it pursuant to Clause 18.1(b) is accompanied by a compliance certificate signed by a director on behalf of the Borrower, that sets out a calculation in reasonable detail of the Net Worth and the Net Debt as at such Ratio Calculation Date and is prepared in such detail and accompanied by such information as the Facility Agent shall reasonably require in order to verify the ratio set out therein.

18.4     Information: miscellaneous
         The Borrower shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

         (a) all documents dispatched by the Borrower to its shareholders (in their capacity as such) or its creditors generally as soon as practicable after the same are dispatched;

         (b) promptly upon becoming aware of them, the details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending against the Borrower; and

         (c) promptly after a request from the Facility Agent, such information as is necessary for the calculation of the Olivetti Net Asset Value; and

         (d) promptly, such further information regarding the financial condition, business and operations of the Borrower as any Finance Party (through the Facility Agent) may reasonably request, except to the extent that disclosure of the information would breach any law, regulation, stock exchange requirement or duty of confidentiality.

18.5     Notification of default
         (a) The Borrower shall notify the Facility Agent of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
         (b) Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.      GENERAL UNDERTAKINGS
         The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1     Legal Validity and Authorisations
         The Borrower shall (subject to paragraph (a) of Clause 19.6 (Merger and other reconstructions) do all such things as are necessary to maintain its existence as a legal person and shall promptly:

         (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

         (b)      supply certified copies to the Facility Agent of,

         any Authorisation required by it under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

19.2     Compliance with laws
         The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

19.3     Claims Pari Passu
         The Borrower shall ensure that at all times the claims of the Finance Parties against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any rules of general application.

19.4     Negative pledge
         (a) The Borrower shall not create or permit to subsist any Security over any of its assets other than as contemplated by the Finance Documents.

         (b)      The Borrower shall not:

                  (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower;

                  (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

                  (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

                  (iv) enter into any other preferential arrangement having a similar effect,

                  in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

         (c)      Paragraphs (a) and (b) above do not apply to:

                  (i) any cash management, netting or set-off arrangements entered into by the Borrower in the ordinary course of its business; or

                  (ii) any lien arising by operation of law and in the normal course of business.

19.5     Financial Indebtedness
         The Borrower shall not incur, create or permit to subsist or have outstanding any Financial Indebtedness or other liabilities enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness or other liabilities other than:

         (a)      Permitted Financial Indebtedness;

         (b) any indebtedness under any Zero Coupon Instrument [provided that no security is granted, at any time, by the Borrower with respect to such indebtedness];

         (c) any indebtedness in connection with any interest rate swap entered into by the Borrower in relation to the interest rate exposure arising under the Junior Loan Agreements;

         (d) any indebtedness for moneys borrowed on normal commercial terms (including, with respect to market rates of interest) provided that (a) the aggregate principal amount thereof does not exceed EUR300,000,000 at any time and (b) no security is granted, at any time, by the Borrower with respect to any such indebtedness; and

         (e) other liabilities (other than Financial Indebtedness) which do not, in aggregate, exceed EUR50,000,000 (or its equivalent at any time).

19.6     Merger and other reconstructions
         (a) The Borrower shall not, without the prior written consent of the Lenders (not to be unreasonably withheld) enter into any amalgamation, merger, demerger or consolidation with any person or participate in any other type of corporate reconstruction having a similar or analogous effect to any of the foregoing. Any reference to the Borrower in any Finance Document shall be read and construed accordingly.

         (b) The Borrower shall procure that Olivetti shall not, without the prior written consent of the Lenders (not to be unreasonably withheld), enter into any amalgamation, merger, demerger or consolidation with any person or participate in any other type of corporate reconstruction having a similar or analogous effect to any of the foregoing provided that no such consent shall be required in the case of any merger, amalgamation or consolidation or demerger or participation in any type of corporate reconstruction having a similar or analogous effect to any of the foregoing, to the extent the person or persons that result from any such transaction or that succeed to the assets and liabilities as a result thereof, in each case is a member of the Olivetti Group. Any reference to Olivetti or TI in any Finance Document shall be read and construed accordingly.

        For the purposes of this Clause 19.6, <<Olivetti Group>> means Olivetti and each of those companies whose financial statements are from time to time consolidated with those of Olivetti in accordance with GAAP.



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

19.7     Filing of Tax Returns
         The Borrower shall file or cause to be filed all tax returns required to be filed by it in all jurisdictions in which it is situated or carries on business or otherwise subject to pay tax and will promptly pay all taxes (including any applicable stamp duty payable in relation to the Finance Documents) which are due and payable on such returns or any assessment made against them except to the extent contested in good faith.

19.8     Further acquisition of Olivetti Ordinary Shares
         The Borrower shall not make any acquisition of ordinary shares or subscribe any equity issuance of Olivetti if such acquisition or subscription (when aggregated with the Olivetti Shares and any other ordinary shares of Olivetti acquired or subscribed by the Borrower after the date hereof) would require the Borrower to launch a mandatory bid under Italian law for the entire issued share capital of Olivetti.

19.9     Disposal of Olivetti Ordinary Shares
         The Borrower shall not dispose of any part of the Olivetti Collateral provided that this restriction shall not prevent the Borrower from disposing of any ordinary shares or warrants of Olivetti or any Convertible Bonds acquired by it which do not form part of the Olivetti Collateral, if such disposal is otherwise carried out in accordance with the terms of this Agreement, nor from exercising its subscription or conversion rights under any warrants of Olivetti or Convertible Bonds provided further that to the extent that any such warrants or Convertible Bonds formed part of the Olivetti Collateral prior to any such conversion rights, any shares that result from the conversion of such warrants or Convertible Bonds will be secured in favour of the Finance Parties in a manner acceptable to them (acting reasonably).

19.10    Dividends
         The Borrower shall not pay, make or declare any dividend or other distribution in respect of any of its financial years unless: (i) it has complied with all applicable statutory and accounting requirements therefor; and (ii) at the proposed date for payment of such dividend or other distribution, no Event of Default has occurred and is continuing.

19.11    Hedging
         The Borrower shall:

         (a) within three Months of the date of this Agreement enter into hedging arrangements ("Hedging Arrangements") in order to fix or cap (for a minimum period ending 5 years from the date of this Agreement) the total interest cost of the Borrower in respect of at least 50% of the Loans outstanding on the date such Hedging Arrangements are entered into; and

         (b) within the following six Months enter into further Hedging Arrangements with Hedge Provider(s) in order to fix or cap (for a minimum period ending 5 years from the date of this Agreement) the total interest cost of the balance of the Loans outstanding on the date such Hedging Arrangements are entered into,

         (c)      in each case in accordance with the Hedging Policy Letter.



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

19.12    Syndication
         The Borrower shall comply in all material respects with its obligations under the Syndication Letter.

19.13    Security
         (a) The Borrower shall take all such action as the Facility Agent or the Security Agent may reasonably require for the purpose of perfecting or protecting such Agent's or the Lenders' rights under and preserving the security interests intended to be created or evidenced by any of the Finance Documents and following the making of any declaration pursuant to Clause
                  20.16 (Acceleration) for facilitating the realisation of any such security or any part thereof.

         (b) Promptly following: (1) the execution of the Hedging Arrangements and (2) the purchase or subscription of any shares or warrants in Olivetti or any Convertible Bonds or the exercise of any conversion rights under such warrants and/or Convertible Bonds into Olivetti shares, the purchase price or subscription monies or exercise price of which has been financed in whole or in part with the proceeds of any Loan (and in any event within 5 Business Days of such event), the Borrower shall create or procure the creation of a first ranking pledge or other Security in respect of its claims under such agreements and/or (as the case may be) such shares, warrants or bonds in favour of the Finance Parties to secure all or any of its obligations under the Finance Documents. To the extent practicable, such Security Documents shall be substantially in the form of the Security Document referred in paragraph (a) of the definition of Security Documents or shall otherwise be in form and substance satisfactory to the Security Agent (acting on the instructions of the Lenders) (acting reasonably).

19.14    Documents
         (a) The Borrower shall not amend, vary, novate, supplement or terminate any of the material terms of the Acquisition Documents, the Junior Loan Agreements or any term of its constitutional documents or any Subordinated Shareholder Loan, or waive any material right thereunder other than any amendment or variation which is consistent with the terms of this Agreement or which, in the case of its constitutional documents, might reasonably be expected not to materially and adversely to affect the interests of the Lenders.

         (b) The Borrower shall provide the Agent with a copy of each Subordinated Shareholder Loan promptly following its execution.

20.      EVENTS OF DEFAULT

         Each of the events or circumstances set out in this Clause 20 is an Event of Default.

20.1     Non-payment
         The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless payment is made within 3 Business Days of its due date.

20.2     Other obligations
         (a) The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.1 (Non-payment).

         (b) No Event of Default under paragraph (a) above in relation to Clause 18.1 (Financial Statements), 19.1 (Legal Validity and Authorisations), 19.2 (Compliance with laws), 19.5 (Financial Indebtedness), 19.7 (Filing of Tax returns), 19.11 (Hedging) or 19.12 (Syndication) will occur if the failure to comply is capable of remedy and is remedied within:

                  (i) (in relation to Clause 18.1 (Financial Statements)) 30 days; or

                  (ii) (in relation to Clauses 19.1 (Legal Validity and Authorisations), 19.2 (Compliance with laws), 19.5 (Financial Indebtedness), 19.7 (Filing of Tax returns), 19.11 (Hedging) or 19.12 (Syndication)) 15 days, of the Facility Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

20.3     Misrepresentation
         (a) Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

         (b) No Event of Default under paragraph (a) above will occur if the misrepresentation or misstatement, or the circumstance giving rise to it, is/are capable of remedy and is/are remedied within 30 days of the earlier of (a) the Facility Agent giving notice to the Borrower requiring such remedy and
                  (b) the Borrower becoming aware of the relevant misrepresentation or misstatement or the circumstance giving rise to it.

20.4     Cross default
         (a) Any Financial Indebtedness of the Borrower or Olivetti is not paid when due nor within any applicable grace period under any document relating thereto save (in the case of Olivetti only) where such obligation is being contested in good faith.

         (b) Any Financial Indebtedness of the Borrower or Olivetti is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

         (c) Any commitment for any Financial Indebtedness of the Borrower or Olivetti is cancelled or suspended by any creditor thereof as a result of an event of default (however described).

         (d) Any creditor of the Borrower or Olivetti becomes entitled to declare any Financial Indebtedness of the Borrower or Olivetti due and payable prior to its specified maturity as a result of an event of default (however described).

         (e) No Event of Default will occur under this Clause 20.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than EUR50,000,000 (or its equivalent in any other currency or currencies).

         (f) No Event of Default will occur under this Clause 20.4 in respect of any derivative transaction entered into (in the case of the Borrower only) in accordance with the provisions of this Agreement as a result of an event of default (however described) with respect to the counterparty or a credit support provider for or specified entity of the counterparty, rather than with respect to the Borrower or Olivetti.

20.5     Insolvency
         (a) The Borrower is unable or admits inability to pay its debts as they fall due or by reason of actual or anticipated financial difficulties, it suspends making payments on any of its debts or commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

         (b) The value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities).

         (c) A moratorium is declared in respect of any indebtedness of the Borrower.

20.6     Insolvency proceedings
         (a) A shareholders' resolution is passed or an order is made for the winding-up or dissolution of, or a liquidator, administrator, compulsory manager or other similar officer is appointed in respect of, the Borrower.

         (b) A shareholders' resolution is passed, or an order is made, or an agreement is entered into or proposed by the Borrower, for the suspension of payments by, a moratorium of any indebtedness of, or a general composition or assignment for the benefit of the creditors of, the Borrower.

         (c) A receiver, administrative receiver, compulsory manager or other similar officer is appointed in respect of the Borrower or any of its assets, or any Security is enforced over the Borrower's assets, having an aggregate value of and in respect of indebtedness aggregating not less than EUR5,000,000.

         (d) Any analogous procedure or step to the foregoing is taken with respect to the Borrower or its assets in any applicable jurisdiction.

         (e) No Event of Default shall occur under this Clause 20.6 in relation to any merger or other corporate reorganisation permitted under Clause 19.6 (Merger and other reconstructions).

20.7     Creditors' process
         Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower having an aggregate value of and in respect of indebtedness aggregating EUR5,000,000 which is not discharged within 30 days and which during such period is contested in good faith by appropriate means diligently pursued.

20.8     Failure to comply with final judgement
         The Borrower fails to comply with or pay any sum due from it under any final judgement or any final order made or given by any court of competent jurisdiction, in each case for an aggregate value of EUR5,000,000.

20.9     Unlawfulness
         It is or becomes unlawful for the Borrower to perform any of its material obligations under the Finance Documents.

20.10    Repudiation
         The Borrower repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

20.11    Governmental Intervention
         By or under the authority of any government:

         (a) the management of the Borrower is wholly or in its majority displaced or the authority of the Borrower in the conduct of its business is wholly or partially curtailed; or

         (b) all or a majority of the issued shares of the Borrower or the whole or any material part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired.

20.12    Security
         The Security Documents cease to confer valid and enforceable, first ranking Security of the type described therein over the assets referred to therein, except as a result of a release of the relevant assets.

20.13    Corporate Structure
         Pirelli and/or any Permitted Transferee ceases to own and control at least 30% of the ordinary issued share capital and voting rights in the Borrower.

20.14    Financial Condition

         At any time, the ratio of Net Debt to Net Worth is less than 1.00:1.00.

         For the purpose of this Clause 20.14:

         (a) <<Net Debt>> means, at any Ratio Calculation Date, the aggregate principal amount of all obligations of the Borrower for or in respect of Financial Indebtedness (including, without limitation, any Permitted Financial Indebtedness but excluding Subordinated Shareholder Loans) minus Cash Equivalent Collateral.

         (b) "Net Worth" means at any Ratio Calculation Date the aggregate of:

                  (i) the amounts paid up or credited as paid up on the issued share capital of the Borrower and any amount advanced under a Subordinated Shareholder Loan;

                  (ii) the aggregate amount of the<<Riserva da sovraprezzo delle azioni>>,<<Riserva Legale>> and <<Riserve Statutarie>>;

                  (iii)    any retained earnings of the Borrower;

                  (iv) any balance standing to the credit of the profit and loss account of the Borrower,

                  minus

                  (v)      any retained losses of the Borrower;

                  (vi) any debit balance on the profit and loss account of the Borrower;

                  (vii) (to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Borrower;

                  (viii) (to the extent included) any amount set aside for taxation (whether deferred or otherwise), or bad debts;

                  (ix) (to the extent included) any amounts arising from an upward revaluation of assets; and

                  (x) (to the extent included) any dividend made, paid or declared by the Borrower,

                  and for the purposes of the above, no amount shall be effectively deducted or credited more than once.

         (c)      <<Ratio Calculation Date>>means 30 June and 31 December.

20.15    Material Adverse Change
         Any event or circumstance occurs which the Majority Lenders reasonably believe has or will have a Material Adverse Effect.

20.16    Acceleration
         On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

         (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

         (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

         (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders;

         (d) declare that the Security Documents (or any of them) have become enforceable and inform the Security Agent accordingly.



                                    SECTION 9

                               CHANGES TO PARTIES

21.      CHANGES TO THE LENDERS

21.1     Assignments and transfers by the Lenders
        Subject to this Clause 21, a Lender (the "Existing Lender") may:

         (a)      assign any of its rights; or

         (b)      transfer by novation any of its rights and obligations,

        to another bank or financial institution (the "New Lender").

21.2     Conditions of assignment or transfer

         (a) An assignment will only be effective on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

         (b) A transfer will only be effective if the procedure set out in Clause 21.5 (Procedure for transfer) is complied with.

         (c) Prior to the Syndication Date, a transfer will only be effective subject to the provisions of the Syndication Letter.

         (d)      After the Syndication Date, if:

                  (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

                  (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs) or Clause 14.2(c) (Other Indemnities), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

21.3     Assignment or transfer fee
         The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of EUR 2,000.

21.4     Limitation of responsibility of Existing Lenders
         (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

                  (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

                  (ii)     the financial condition of the Borrower;

                  (iii) the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

                  (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

                  and any representations or warranties implied by law are excluded.

         (a) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

                  (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

                  (ii) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(b)      Nothing in any Finance Document obliges an Existing Lender to:

                  (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 21; or

                  (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

21.5     Procedure for transfer
         (a) Subject to the conditions set out in Clause 21.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

         (b)      On the Transfer Date:

                  (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

                  (ii) the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

                  (iii) each Agent, the Mandated Lead Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent each Agent, the Mandated Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

                  (iv)     the New Lender shall become a Party as a "Lender".

21.6     Disclosure of information
         Any Lender may disclose on a need-to-know basis to any of its Affiliates and any other person:

         (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

         (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrower; or

         (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

        any information about the Borrower and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and
        (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

21.7     Confidentiality Undertaking
         Each Finance Party undertakes with the Borrower to keep confidential and not to disclose to any person any confidential information (including any projections) supplied by or on behalf of the Borrower, in whatever form, otherwise than in connection with the Finance Documents, without the prior written consent of the Borrower. However, each Finance Party is entitled to disclose confidential information:

         (i) lawfully obtained from any other source, or that is or becomes public knowledge, other than as a direct or indirect result of any breach of any obligation of confidentiality of which the relevant Finance Party has actual knowledge;

         (ii) to disclose to any governmental agency of competent jurisdiction or if required to do so by a court of competent jurisdiction;

         (iii) in connection with any legal proceedings arising out of or in connection with the Finance Documents;

         (iv)     to its auditors or legal or other professional advisers; or

         (v) as permitted by Clause 21.6 (Disclosure of information) or by a Confidentiality Undertaking envisaged by that Clause.

22.      NO ASSIGNMENT BY THE BORROWER

        Subject to Clause 19.6 (Merger and other reconstructions), the Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

                                   SECTION 10

                               THE FINANCE PARTIES

23.      ROLE OF THE AGENTS AND THE MANDATED LEAD ARRANGERS

23.1     Appointment of each Agent
         (a) Each of the Mandated Lead Arrangers and the Lenders appoints each Agent to act as its facility agent, security agent or, as the case may be, collateral monitoring agent under and in connection with the Finance Documents.

         (b) Each of the Mandated Lead Arrangers and the Lenders authorises each Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

         (c) Each of the Mandated Lead Arrangers and the Lenders appoint the Security Agent as its Rappresentante Comune for the purpose of the Security Documents, with power to act as a Mandatario con Rappresentanza.

23.2     Duties of the Agents
         (a) Each Agent shall promptly forward to a Party the original or a copy of any document which is delivered to such Agent for that Party by any other Party.

         (b) If any Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

         (c) The Facility Agent shall promptly notify the Lenders of any Default arising under Clause 20.1 (Non-payment).

         (d) The Agents' respective duties under the Finance Documents are solely mechanical and administrative in nature.

23.3     Role of the Mandated Lead Arrangers
         Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

23.4     No fiduciary duties
         (a) Nothing in this Agreement constitutes any Agent or any Mandated Lead Arrangers as a trustee or fiduciary of any other person.

         (b) Neither the Agents nor any Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

23.5     Business with the Group
         The Agents and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower.

23.6     Rights and discretions of the Agents
         (a)      Each Agent may rely on:

                  (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

                  (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

         (b) Each Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

                  (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 20.1 (Non-payment)); and

                  (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

         (c) Each Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

         (d) Each Agent may act in relation to the Finance Documents through its personnel and agents.

23.7     Majority Lenders' instructions
         (a) Unless a contrary indication appears in a Finance Document, each Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

         (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Mandated Lead Arrangers.

         (c) Each Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated
                  VAT) which it may incur in complying with the instructions.

         (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) each Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

         (e) No Agent is authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

23.8     Responsibility for documentation
         No Agent nor any Mandated Lead Arrangers:

         (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Agent, any Mandated Lead Arrangers, the Borrower or any other person given in or in connection with any Finance Document or the Information Memorandum; or

         (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

23.9     Exclusion of liability
         (a) Without limiting paragraph (b) below, no Agent will be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

         (b) No Party may take any proceedings against any officer, employee or agent of any Agent in respect of any claim it might have against any Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of any Agent may rely on this Clause.

         (c) No Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the any Agent if such Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by such Agent for that purpose.

23.10    Lenders' indemnity to the Agents
         Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify any Agent, within five Business Days of demand, against any cost, loss or liability incurred by such Agent (otherwise than by reason of such Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless such Agent has been reimbursed by the Borrower pursuant to a Finance Document).

23.11    Resignation of the Agents
         (a) Any Agent may resign and appoint one of its Affiliates acting through an office in Milan as successor by giving notice to the Lenders and the Borrower.

         (b) Alternatively an Agent may resign by giving notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

         (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in Milan).

         (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

         (e) An Agent's resignation notice shall only take effect upon the appointment of a successor.

         (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 23. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

         (g) After consultation with the Borrower, the Majority Lenders may, by notice to the relevant Agent, require such Agent to resign in accordance with paragraph (b) above. In this event, such Agent shall resign in accordance with paragraph (b) above.

23.12    Confidentiality
         (a) In acting as agent for the Finance Parties, each Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

         (b) If information is received by another division or department of an Agent, it may be treated as confidential to that division or department and such Agent shall not be deemed to have notice of it.

         (c) Notwithstanding any other provision of any Finance Document to the contrary, no Agent nor any Mandated Lead Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

23.13    Relationship with the Lenders
         (d) The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

23.14    Credit appraisal by the Lenders
         Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

         (a)      the financial condition, status and nature of the Borrower;

         (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

         (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

         (d) the adequacy, accuracy and/or completeness of the Information Memorandum (if any) and any other information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

23.15    Reference Banks
         If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall with the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

23.16    Facility Agent's Management Time
         Any amount payable to the Facility Agent under Clause 14.3 (Indemnity to the Facility Agent), Clause 16 (Costs and expenses) and Clause 23.10 (Lenders' indemnity to the Agents) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees). 24. CONDUCT OF BUSINESS BY THE FINANCE PARTIES

         No provision of this Agreement will:

         (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

         (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

         (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

25.      SHARING AMONG THE LENDERS

25.1     Payments to Lenders
         If a Lender (a "Recovering Lender") receives or recovers any amount from the Borrower other than in accordance with Clause 26 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

         (a) the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

         (b) the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 26 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

         (c) the Recovering Lender shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 26.5 (Partial payments).

25.2     Redistribution of payments
         The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 26.5 (Partial payments).

25.3     Recovering Lender's rights
         (a) On a distribution by the Facility Agent under Clause 25.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

         (b) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the Borrower shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

25.4     Reversal of redistribution
         If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:
         (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 25.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

         (b) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing Lender for the amount so reimbursed.

25.5     Exceptions
         (a) This Clause 25 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

         (b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

                  (i) it notified the other Lenders of the legal or arbitration proceedings; and

                  (ii) the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.



                                   SECTION 11

                                 ADMINISTRATION

26.      PAYMENT MECHANICS

26.1     Payments to the Facility Agent
         (a) On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

         (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Facility Agent specifies.

26.2     Distributions by the Facility Agent
         Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 26.3 (Distributions to the Borrower) and Clause 26.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

26.3     Distributions to the Borrower
         The Facility Agent may (with the consent of the Borrower or in accordance with Clause 27 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4     Clawback
         (a) Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

         (b) If the Facility Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

26.5     Partial payments
         (a) If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

                  (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agents and the Mandated Lead Arrangers under the Finance Documents;

                  (ii) secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

                  (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

                  (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

         (b) The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

         (c) Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

26.6     No set-off by the Borrower
         All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.7     Business Days
         (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

         (b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

26.8     Currency of account
         (a) Subject to paragraphs (b) to (e) below euros is the currency of account and payment for any sum due from the Borrower under any Finance Document.

         (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

         (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

         (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

         (e) Any amount expressed to be payable in a currency other than euros shall be paid in that other currency.

26.9     Change of currency
         (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

                  (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

                  (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

         (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

27.      SET-OFF
         Whilst an Event of Default is continuing, a Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.      NOTICES

28.1     Communications in writing
         Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

28.2     Addresses
         The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

         (a) in the case of the Borrower, that identified with its name below;

         (b) in the case of each Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

         (c) in the case of the Facility Agent, the Security Agent and the Collateral Monitoring Agent that identified with its name below,

        or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or an Agent may notify to the other Parties, if a change is made by such Agent) by not less than five Business Days' notice.

28.3     Delivery
         (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

                  (i)      if by way of fax, when received in legible form; or

                  (ii) if by way of letter, when it has been received at the relevant address,

                  and, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Addresses), if addressed to that department or officer.

         (b) Any communication or document to be made or delivered to an Agent will be effective only when actually received by such Agent and then only if it is expressly marked for the attention of the department or officer identified with such Agent's signature below (or any substitute department or officer as such Agent shall specify for this purpose).

         (c) All notices from or to the Borrower shall be sent through the Facility Agent.

28.4     Notification of address and fax number
         Promptly upon receipt of notification of an address, fax number or change of address or fax number pursuant to Clause 28.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

28.5     English language
         (a) Save as provided in Schedule 2 (Conditions Precedent), any notice given under or in connection with any Finance Document must be in English.

         (b) All other documents provided under or in connection with any Finance Document must be:

                  (i)      in English; or

                  (ii) if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

29.      CALCULATIONS AND CERTIFICATES

29.1     Accounts
         In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

29.2     Certificates and Determinations
         Any certification or determination by a Finance Party in relation to any rate or amount under the Finance Documents will be made in good faith and will set out in reasonable detail the basis of such determination or claim (if any) for such rate or amount under any Finance Document and in the absence of manifest error, will be conclusive evidence of the matters to which it relates.

29.3     Day count convention
         Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

30.      PARTIAL INVALIDITY

        If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

31.      REMEDIES AND WAIVERS

        No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

32.      AMENDMENTS AND WAIVERS

32.1     Required consents
         (a) Subject to Clause 32.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

         (b) The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

32.2     Exceptions
         (a) An amendment or waiver that has the effect of changing or which relates to:

                  (i) the definitions of<<Olivetti Share Value>>,<<Olivetti Warrant Value>>, "Majority Lenders", <<Event of Default>>, <<Applicable Collateral Ratio>>,
                           <<Applicable Default Ratio>>or <<Applicable Top-Up
                           Ratio>>in Clause 1.1 (Definitions);

                  (ii) an extension to the date of payment of any amount under the Finance Documents;

                  (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

                  (iv)     an increase in Commitment;

                  (v)      change to the Borrower;

                  (vi) any provision which expressly requires the consent of all the Lenders;

                  (vii)    Clause 2.2 (Lenders' rights and obligations), Clause
                           3.1 (Purpose), Clause 21 (Changes to the Lenders) or this Clause 32; or

                  (viii) release of any security interest created pursuant to the Security Documents other than pursuant to the Collateral Release Certificate,

                  shall not be made without the prior consent of all the Lenders.

         (b) An amendment or waiver which relates to the rights or obligations of any Agent or any Mandated Lead Arrangers may not be effected without the consent of such Agent or the Mandated Lead Arrangers.

33.      COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 12

                          GOVERNING LAW AND ENFORCEMENT

34.      GOVERNING LAW

         This Agreement is governed by English law.

35.      ENFORCEMENT

35.1     Jurisdiction of English courts
         (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

         (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

         (c) This Clause 35.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

35.2     Service of process
         Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

         (a) irrevocably appoints Pirelli International Limited, 15 Grosvenor Street, London W1K 4QZ as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

         (b) agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

This Agreement has been entered into in London on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              THE ORIGINAL LENDERS





Name of Original Lender                                    Commitment (EUR)

BANCA CRT S.p.A.                                           150,000,000

BANCA DI ROMA S.p.A.                                       600,000,000

INTESABCI S.p.A.                                           600,000,000

ROLO BANCA 1473 S.p.A.                                     250,000,000

UNICREDIT BANCA MOBILIARE S.p.A.                           200,000,000

TOTAL COMMITMENTS                                          1,800,000,000

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                   Conditions precedent to initial Utilisation

1.       Borrower

         (a) A certified copy of the constitutional documents of the Borrower (in the Italian language).

         (b) A copy of a resolution of the board of directors of the Borrower (in the Italian language):

                  (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

                  (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

                  (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party. (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

         (d) A certificate of the Borrower (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on the Borrower to be exceeded.

         (e) A certificate of the Borrower signed by an authorised signatory certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

         (f) A certified copy of any agreement between the Original Shareholders relating to the management of the Borrower.

         (g) A certified copy of the Acquisition Document referred to in paragraph (a) (i) of the definition of
                 <<Acquisition Documents>>.

2.       Legal opinions

         (a) A legal opinion of Grimaldi Clifford Chance, Milan, legal advisers to the Mandated Lead Arrangers and the Facility Agent with respect to the laws of England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

         (b) A legal opinion of Grimaldi Clifford Chance, Milan, legal advisers to the Mandated Lead Arrangers and the Facility Agent with respect to the laws of Italy, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

         (c) A legal opinion of Avv. Enrico Silvestri, in-house counsel to the Borrower and Pirelli with respect to the laws of Italy, substantially in the agreed form.

3.       Security Documents and Finance Documents

         (a) An executed copy of the Security Document referred to in the paragraph (a) of the definition thereof together with any evidence and documentation relating to the perfection of such to the Security constituted thereby.

         (b)      An executed original of the Syndication Letter.

         (c)      An executed original of the Hedging Policy Letter.

4.       Other documents and evidence

         (a) The disclosure letter with respect to the Junior Loan Agreements [in an agreed form]

         (b) Evidence that any process agent referred to in Clause 35.2 (Service of process) has accepted its appointment.

         (c) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

         (d) Evidence that the proceeds of the first Loan to be made hereunder will be applied to pay all amounts outstanding under the Bridge Facility in full.

         (e) [Letter from Credito Italiano S.p.A. confirming receipt by the Borrower of a cash equity injection of EUR 5.2 billion.]

                                   SCHEDULE 3

                                    REQUESTS

                               Utilisation Request

From:    Olimpia S.p.A.

To:      Banca di Roma S.p.A.

Dated:

Dear Sirs

              Olimpia S.p.A. - EUR 1,800,000,000 Facility Agreement
                dated 30 October 2001 (the "Facility Agreement")

1.   We wish to borrow a Loan on the following terms:

     Proposed Utilisation Date:   [  ] (or, if that is not a Business Day, the
                                       next Business Day)

     Amount (new utilisation):    [  ] or, if less, the Available Facility

     Amount (roll over):          [  ] or, if less, the Available Facility

     Total Amount of Loans:       [  ] or, if less, the Available Facility

     Interest Period:             [  ]

2. The purpose to which this Utilisation Request relates is [specify]./[The number of [Shares in Olivetti] [and] [Convertible Bonds] to be [purchased] [subscribed] with the proceeds of this Loan is [ ].x

3. [We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request].We confirm that each relevant condition specified in Clause 4.3 (Further conditions precedent applicable to Purchases) is satisfied on the date of this Utilisation Request. Xx

4.   The proceeds of this Loan should be credited to [account].

5.   This Utilisation Request is irrevocable.

                                Yours faithfully

                      .......................................
                            authorised signatory for
                                 Olimpia S.p.A.
x: in the case of drawings under Clause 4.3.

xx delete as necessary

                                   SCHEDULE 4

                          FORM OF TRANSFER CERTIFICATES

       (TO BE EXECUTED OUTSIDE OF ITALY OR BY EXCHANGE OF CORRESPONDENCE)

To:   Banca di Roma S.p.A. as Facility Agent

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the
     "New Lender")

Dated:

              Olimpia S.p.A. - EUR 1,800,000,000 Facility Agreement
                dated 30 October 2001 (the "Facility Agreement")

1.   We refer to Clause 21.5 (Procedure for transfer):

     (a) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 21.5 (Procedure for transfer).

     (b)  The proposed Transfer Date is [                   ].

     (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 28.2 (Addresses) are set out in the Schedule.

2. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 21.4 (Limitation of responsibility of Existing Lenders).

3.   This Transfer Certificate is governed by English law.

4. The New Lender confirms to the Borrower that it is [an Italian]/[a Gross-Up] Lender.

                                  THE SCHEDULE

               Commitment/rights and obligations to be transferred

                            [insert relevant details]
   [Facility Office address, fax number and attention details for notices and account details for payments,]



        [Existing Lender]                         [New Lender]

        By:                                        By:

        This Transfer Certificate is accepted by the Agent and the
        Transfer Date is confirmed as [           ].

        [Facility Agent]

        By:

        [Note: execution and delivery of Transfer Certificate may not be sufficient to transfer security]

                              TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the "Transfer Certificate") to which they are annexed.

1.       Interpretation

         In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate, the Credit Agreement or the Sale Agreement.

2.       Transfer

         The Bank requests the Transferee to accept and procure the transfer by novation of all or a part (as applicable) of such participation of the Bank under the Credit Agreement as is set out in the relevant part of the Transfer Certificate under the heading "Participation Transferred" (the "Purchased Assets") by counter-signing and delivering the Transfer Certificate to the Agent at its address for the service of notice specified in the Credit Agreement. On the Transfer Date the Transferee shall pay to the Bank the Settlement Amount as specified in the pricing letter between the Bank and the Transferee dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.       Effectiveness of Transfer

         The Transferee hereby requests the Agent to accept the Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of the Credit Agreement so as to take effect in accordance with the terms of the Credit Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.       Transferee's Undertaking

         The Transferee hereby undertakes with the Agent and the Bank and each of the other parties to the Credit Documentation that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.       Payments

5.1      Place

         All payments by either party to the other under the Transfer Certificate shall be made to the Receiving Account of that other party. Each party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

5.2      Funds
         Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.       The Agent

         The Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7.       Assignment of Rights

         The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns provided that neither party may assign or transfer its rights thereunder without the prior written consent of the other party.

8.       Governing Law and Jurisdiction

         The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

         Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

                                   SCHEDULE 5

                         COLLATERAL RELEASE CERTIFICATE

From:    Olimpia S.p.A

To:      Banca di Roma S.p.A., as Facility Agent and the Collateral Monitoring
         Agent

                                                                          [Date]

Dear Sirs,

Request for Collateral Release

1. We refer to the revolving credit facility agreement (the "Facility Agreement") dated 30 October 2001 whereby a EUR1.8 billion revolving loan facility was made available to Olimpia S.p.A. as borrower by a group of lenders on whose behalf you act as agent in connection therewith. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2.   We hereby certify to you that:

      i) The Optional Cancellation has occurred, as evidenced by the irrevocable notice of cancellation a copy of which is attached hereto; and

      ii) the Collateral Ratio as at the Calculation Date immediately preceding the date hereof is [greater than 2.00:1.00]; and

      iii)  no Default has occurred and is continuing;

      iv) all Repeating Representations are true in all material respects on and as of the date hereof, by reference to the facts and circumstances subsisting as at the date hereof.

3. We hereby request that an amount equal to [ ] shares in Olivetti be released from the pledge agreement entered into by us on [ ], such that the Collateral Ratio following such release shall be 2.00:1.00.

4. We hereby acknowledge and agree that this Guarantee Release Certificate shall constitute a Finance Document for the purposes of the Facility Agreement.

Kindly acknowledge receipt of this letter.

Yours faithfully

 ........................................
for and on behalf of
Olimpia S.p.A.

                                   SIGNATURES

THE BORROWER

OLIMPIA S.p.A.

By:

Address:

Fax:

THE MANDATED LEAD ARRANGERS

INTESABCI S.p.A.

By:

Address:

Fax:

UNICREDIT BANCA MOBILIARE S.p.A.

By:

Address:

Fax:



THE FACILITY AGENT

BANCA DI ROMA S.p.A.

By:

Address:

Fax:

Attention:

THE SECURITY AGENT

BANCA DI ROMA S.p.A.

By:

Address:

Fax:

Attention:



THE COLLATERAL MONITORING AGENT

BANCA DI ROMA S.p.A.

By:

Address:

Fax:

Attention:

THE LENDERS



BANCA CRT S.p.A.

By:

Address:

Fax:

Attention:



BANCA DI ROMA S.p.A.

By:

Address:

Fax:

Attention:

INTESABCI S.p.A.

By:

Address:

Fax:

Attention:





UNICREDITO ITALIANOROLO BANCA 1473 S.p.A.

By:

Address:

Fax:

Attention:



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